                                                                   EXHIBIT 10.15

                              INDUSTRIAL/WAREHOUSE
                                 LEASE AGREEMENT

                  OIRE NATIONAL MINNESOTA, L.L.C., AS LANDLORD,

                                       AND

                DECADE INDUSTRIES, INC., D/B/A SANUS SYSTEMS, A
                        MINNESOTA CORPORATION, AS TENANT.

                              I-35W BUSINESS CENTER
                              ROSEVILLE, MINNESOTA

                                TABLE OF CONTENTS

DEFINITIONS                                                                           1

BASIC TERMS                                                                           1

ARTICLE 1    LEASE OF PREMISES AND LEASE TERM.....................................    4
             1.1     PREMISES.....................................................    4
             1.2     TERM, DELIVERY AND COMMENCEMENT..............................    4
                     1.2.1    COMMENCEMENT AND EXPIRATION OF TERM.................    4
                     1.2.2    TENDER OF POSSESSION................................    4
                     1.2.3    COMMENCEMENT DATE MEMORANDUM........................    5
                     1.2.4    ACCESS PRIOR TO SUBSTANTIAL COMPLETION..............    5
                     1.2.5    EXTENSION OPTIONS...................................    5

ARTICLE 2    RENTAL AND OTHER PAYMENTS............................................    6
             2.1     BASIC RENT...................................................    6
             2.2     ADDITIONAL RENT..............................................    6
             2.3     DELINQUENT RENTAL PAYMENTS...................................    7
             2.4     INDEPENDENT OBLIGATIONS......................................    7
             2.5     RENT ABATEMENT...............................................    7

ARTICLE 3    PROPERTY EXPENSES....................................................    7
             3.1     PAYMENT OF PROPERTY EXPENSES.................................    7
             3.2     ESTIMATION OF TENANT'S SHARE OF PROPERTY EXPENSES............    8
             3.3     PAYMENT OF ESTIMATED TENANT'S SHARE OF PROPERTY EXPENSES.....    8
             3.4     CONFIRMATION OF TENANT'S SHARE OF PROPERTY EXPENSES..........    8
             3.5     TENANT'S INSPECTION AND AUDIT RIGHTS.........................    8
             3.6     ADJUSTMENT FOR VARIABLE PROPERTY EXPENSES....................    9
             3.7     PERSONAL PROPERTY TAXES......................................    9
             3.8     LANDLORD'S RIGHT TO CONTEST PROPERTY TAXES...................    9
             3.9     RENT TAX.....................................................   10

ARTICLE 4    USE..................................................................   10
             4.1     PERMITTED USE................................................   10
             4.2     ACCEPTANCE OF PREMISES.......................................   10
             4.3     INCREASED INSURANCE..........................................   10
             4.4     LAWS/PROPERTY RULES..........................................   11
             4.5     COMMON AREA..................................................   11

ARTICLE 5    HAZARDOUS MATERIALS..................................................   12
             5.1     COMPLIANCE WITH HAZARDOUS MATERIALS LAWS.....................   12
             5.2     NOTICE OF ACTIONS............................................   12
             5.3     DISCLOSURE AND WARNING OBLIGATIONS...........................   13
             5.4     INDEMNIFICATION..............................................   13

ARTICLE 6    SERVICES AND UTILITIES...............................................   13

ARTICLE 7    MAINTENANCE AND REPAIR...............................................   14
             7.1     LANDLORD'S OBLIGATIONS.......................................   14
             7.2     TENANT'S OBLIGATIONS.........................................   14
                     7.2.1    MAINTENANCE OF PREMISES.............................   14
                     7.2.2    ALTERATIONS REQUIRED BY LAWS........................   14
                     7.2.3    NOTICE TO LANDLORD..................................   15

ARTICLE 8    CHANGES AND ALTERATIONS..............................................   15
             8.1     LANDLORD APPROVAL............................................   15
             8.2     TENANT'S RESPONSIBILITY FOR COST AND INSURANCE...............   16
             8.3     CONSTRUCTION OBLIGATIONS AND OWNERSHIP.......................   16
             8.4     LIENS........................................................   16
             8.5     INDEMNIFICATION..............................................   16

ARTICLE 9    RIGHTS RESERVED BY LANDLORD..........................................   17
             9.1     LANDLORD'S ENTRY.............................................   17
             9.2     CONTROL OF PROPERTY..........................................   17
             9.3     RIGHT TO CURE................................................   17
             9.4     INTENTIONALLY DELETED........................................   17

ARTICLE 10   INSURANCE............................................................   18
             10.1    TENANT'S INSURANCE...........................................   18
                     10.1.1   LIABILITY INSURANCE.................................   18
                     10.1.2   OTHER INSURANCE.....................................   18
                     10.1.3   MISCELLANEOUS INSURANCE PROVISIONS..................   18
                     10.1.4   PROPERTY INSURANCE..................................   18
             10.2    LANDLORD'S INSURANCE OBLIGATIONS.............................   19
                     10.2.1   PROPERTY INSURANCE..................................   19
                     10.2.2   LIABILITY INSURANCE.................................   19
             10.3    WAIVERS AND RELEASES OF CLAIMS AND SUBROGATION...............   19
                     10.3.1  TENANT'S WAIVER AND RELEASE .........................   19
                     10.3.2  LANDLORD'S WAIVER AND RELEASE........................   20
             10.4    TENANT'S FAILURE TO INSURE...................................   20
             10.5    NO LIMITATION................................................   20
             10.6    TENANT'S INDEMNIFICATION.....................................   20

ARTICLE 11   DAMAGE OR DESTRUCTION................................................   20
             11.1    TENANTABLE WITHIN 150 DAYS...................................   20
             11.2    NOT TENANTABLE WITHIN 150 DAYS...............................   21
             11.3    PROPERTY SUBSTANTIALLY DAMAGED...............................   21
             11.4    INSUFFICIENT PROCEEDS........................................   21
             11.5    LANDLORD'S REPAIR; RENT ABATEMENT............................   21
             11.6    RENT ABATEMENT IF LEASE TERMINATES...........................   22
             11.7    EXCLUSIVE CASUALTY REMEDY....................................   22
             11.8    NOTICE TO LANDLORD...........................................   22

ARTICLE 12   EMINENT DOMAIN.......................................................   22
             12.1    TERMINATION OF LEASE.........................................   22

             12.2    LANDLORD'S REPAIR OBLIGATIONS................................   22
             12.3    TENANT'S PARTICIPATION.......................................   23
             12.4    EXCLUSIVE TAKING REMEDY......................................   23

ARTICLE 13   TRANSFERS............................................................   23
             13.1    RESTRICTION ON TRANSFERS.....................................   23
             13.2    COSTS........................................................   24
             13.3    LANDLORD'S CONSENT STANDARDS.................................   24
             13.4    TRANSFERS TO AFFILIATES......................................   24

ARTICLE 14   DEFAULTS; REMEDIES...................................................   24
             14.1    EVENTS OF DEFAULT............................................   24
                     14.1.1   FAILURE TO PAY RENT.................................   25
                     14.1.2   FAILURE TO PERFORM..................................   25
                     14.1.3   MISREPRESENTATION...................................   25
                     14.1.4   OTHER DEFAULTS......................................   25
             14.2    REMEDIES.....................................................   26
                     14.2.1   TERMINATION OF TENANT'S POSSESSION/RE-ENTRY AND
                              RELETTING RIGHT.....................................   26
                     14.2.2   TERMINATION OF LEASE................................   26
                     14.2.3   PRESENT WORTH OF RENT...............................   27
                     14.2.4   OTHER REMEDIES......................................   27
             14.3    COSTS........................................................   27
             14.4    WAIVER AND RELEASE BY TENANT.................................   27
             14.5    LANDLORD'S DEFAULT...........................................   28
             14.6    NO WAIVER....................................................   28

ARTICLE 15   CREDITORS; ESTOPPEL CERTIFICATES.....................................   28
             15.1    SUBORDINATION ...............................................   28
             15.2    ATTORNMENT...................................................   28
             15.3    MORTGAGEE PROTECTION CLAUSE..................................   29
             15.4    ESTOPPEL CERTIFICATES........................................   29
                     15.4.1   CONTENTS............................................   29
                     15.4.2   FAILURE TO DELIVER..................................   29

ARTICLE 16   SURRENDER; HOLDING OVER..............................................   29
             16.1    SURRENDER OF PREMISES........................................   29
             16.2    HOLDING OVER.................................................   30

ARTICLE 17   ADDITIONAL PROVISIONS................................................   30
             17.1    INITIAL IMPROVEMENTS.........................................   30
                     17.1.1   INTENTIONALLY DELETED...............................   30
                     17.1.2   TENANT'S IMPROVEMENTS...............................   30
                     17.1.3   INTENTIONALLY DELETED...............................   31
                     17.1.4   PROJECT MANAGER/SITE SUPERINTENDENT.................   31
                     17.1.5   INTENTIONALLY DELETED...............................   31
                     17.1.6   CONSTRUCTION DRAWINGS AND SPECIFICATIONS............   31
                     17.1.7   CHANGES TO CONSTRUCTION DRAWINGS AND
                              SPECIFICATIONS......................................   31

                     17.1.8   TENANT'S REPRESENTATIVE.............................   32
                     17.1.9   SUBSTANTIAL COMPLETION; TENANT DELAY................   32
                     17.1.10  PUNCH LIST..........................................   32
                     17.1.11  CONSTRUCTION WARRANTY...............................   32
             17.2    SECURITY DEPOSIT.............................................   33
             17.3    RIGHT OF FIRST OFFER.........................................   33

ARTICLE 18   MISCELLANEOUS PROVISIONS.............................................   34
              18.1   NOTICES......................................................   34
              18.2   TRANSFER OF LANDLORD'S INTEREST..............................   34
              18.3   SUCCESSORS...................................................   34
              18.4   CAPTIONS AND INTERPRETATION..................................   34
              18.5   RELATIONSHIP OF PARTIES......................................   35
              18.6   ENTIRE AGREEMENT; AMENDMENT..................................   35
              18.7   SEVERABILITY.................................................   35
              18.8   LANDLORD'S LIMITED LIABILITY.................................   35
              18.9   SURVIVAL.....................................................   35
             18.10   ATTORNEYS' FEES..............................................   35
             18.11   BROKERS......................................................   35
             18.12   TENANT'S WAIVER..............................................   36
             18.13   GOVERNING LAW................................................   36
             18.14   TIME IS OF THE ESSENCE.......................................   36
             18.15   JOINT AND SEVERAL LIABILITY..................................   36
             18.16   NO ACCORD AND SATISFACTION...................................   36
             18.17   TENANT'S ORGANIZATION DOCUMENTS; AUTHORITY...................   37
             18.18   FORCE MAJEURE................................................   37
             18.19   MANAGEMENT...................................................   37
             18.20   FINANCIAL STATEMENTS.........................................   37
             18.21   QUIET ENJOYMENT..............................................   37
             18.22   NO RECORDING.................................................   38
             18.23   NONDISCLOSURE OF LEASE TERMS.................................   38
             18.24   CONSTRUCTION OF LEASE AND TERMS..............................   38
             18.25   UNRELATED BUSINESS INCOME....................................   38

                                                 EXHIBITS

        EXHIBIT "A"        Definitions
        EXHIBIT "B"        Legal Description of the Land
        EXHIBIT "C"        Floor Plan
        EXHIBIT "D"        Commencement Date Memorandum
        EXHIBIT "E"        Property Rules
        EXHIBIT "F"        Signage
        EXHIBIT "G"        Final Space Plan

                              INDUSTRIAL/WAREHOUSE
                                 LEASE AGREEMENT

     This Industrial/Warehouse Lease Agreement is made and entered into as of the Effective Date by and between OIRE NATIONAL MINNESOTA, L.L.C., a Delaware limited liability company, as Landlord, and DECADE INDUSTRIES, INC., D/B/A SANUS SYSTEMS, a Minnesota corporation, as Tenant.

                                   DEFINITIONS

     Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A."

                                   BASIC TERMS

     The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

     1. PREMISES: Approximately 44,694 rentable square feet (consisting of approximately 4,681 rentable square feet of office space and approximately 40,013 rentable square feet of warehouse space) located within the Building as depicted on EXHIBIT "C." The Building is located at 2215 Highway 36 West, Roseville, Minnesota. The Building contains approximately 121,699 rentable square feet.

     2.   LEASE TERM: Fifty-two (52) months

          EXTENSION OPTIONS: One (1) extension option of one (1) year and one
          (1) extension option of two (2) years.

     3.   DELIVERY DATE: April 20, 2004, time being of the essence

     4.   BASIC RENT:

                    Annual Basic Rent per rentable
Months              square foot of the Premises      Monthly Installments
------              ------------------------------   --------------------
Commencement
Date - 4th month
following the
Commencement Date               $0.00                      $0.00
5 - 26                          $4.20                      $15,642.90
27 - 52                         $5.00                      $18,622.50

     5.   INITIAL TENANT'S SHARE OF PROPERTY
          EXPENSES PERCENTAGE:                       36.73%

     6.   PERMITTED USE: general office and warehouse

     7.   IMPROVEMENT ALLOWANCE: None.

     8.   SECURITY DEPOSIT: $26,183.24

     9.   PROPERTY MANAGER/
          RENT PAYMENT ADDRESS:

          Property Manager:        Opus Northwest Management, L.L.C.
                                   10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Property Manager
                                   Telephone: 952-656-4714
                                   Facsimile: 952-656-4529

          Rent Payment Address:    OIRE National Minnesota, L.L.C.
                                   OIRE National Minnesota, L.L.C.
                                   6300 Paysphere Circle
                                   Chicago, IL 60674

     9.   ADDRESS OF LANDLORD      OIRE National Minnesota, L.L.C.
          FOR NOTICES:             10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Legal Department
                                   Telephone: 952-656-4834
                                   Facsimile: 952-656-4755

          With a copy to:          Opus Properties, L.L.C.
                                   10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Asset Manager
                                   Telephone: 952-656-4549
                                   Facsimile: 952-656-4750

          With a copy to:          Property Manager at the address set forth
                                   above.

     11.  ADDRESS OF TENANT        Decade Industries, Inc. d/b/a
          FOR NOTICES:             Sanus Systems
                                   3785 Lexington Avenue North
                                   St. Paul, Minnesota 55126
                                   Attn: Jim Wohlford
                                   Telephone: 651-484-7988
                                   Facsimile: 651-636-0367

          With a copy to:          Robins, Kaplan, Miller & Ciresi L.L.P.
                                   800 LaSalle Avenue
                                   2800 LaSalle Plaza
                                   Minneapolis, Minnesota 55402
                                   Attn: Kevin S. Spreng, Esq.
                                   Telephone: 612-349-8500
                                   Facsimile: 612-339-4181

     12.  BROKER(S):               Tenant:      R.J. Murray and Associates, Inc.
                                                1873 Buerkle Road
                                                St. Paul, Minnesota 55110
                                                Attn: Mr. Bob Murray

                                   Landlord:    United Properties
                                                3500 West 80th Street
                                                Minneapolis, Minnesota 55431
                                                Attn: Todd Hanson

     10.  GUARANTOR(S): none

                              INDUSTRIAL/WAREHOUSE
                                 LEASE AGREEMENT

     This Industrial/Warehouse Lease Agreement is made and entered into as of the Effective Date by and between OIRE NATIONAL MINNESOTA, L.L.C., a Delaware limited liability company, as Landlord, and DECADE INDUSTRIES, INC., D/B/A SANUS SYSTEMS, a Minnesota corporation, as Tenant.

                                   DEFINITIONS

     Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A."

                                   BASIC TERMS

     The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

     1. PREMISES: Approximately 44,694 rentable square feet (consisting of approximately 4,681 rentable square feet of office space and approximately 40,013 rentable square feet of warehouse space) located within the Building as depicted on EXHIBIT "C." The Building is located at 2215 Highway 36 West, Roseville, Minnesota. The Building contains approximately 121,699 rentable square feet.

     2.   LEASE TERM: Fifty-two (52) months

          EXTENSION OPTIONS: One (1) extension option of one (1) year and one
          (1) extension option of two (2) years.

     3.   DELIVERY DATE: April 20, 2004, time being of the essence

     4.   BASIC RENT:

                    Annual Basic Rent per rentable
Months              square foot of the Premises      Monthly Installments
------              ------------------------------   --------------------
Commencement
Date - 4th month
following the
Commencement Date               $0.00                      $0.00
5 - 26                          $4.20                      $15,642.90
27 - 52                         $5.00                      $18,622.50

     5.   INITIAL TENANT'S SHARE OF PROPERTY
          EXPENSES PERCENTAGE:                       36.73%

     6.   PERMITTED USE: general office and warehouse

     7.   IMPROVEMENT ALLOWANCE: None.

     8.   SECURITY DEPOSIT: $26,183.24

     9.   PROPERTY MANAGER/
          RENT PAYMENT ADDRESS:

          Property Manager:        Opus Northwest Management, L.L.C.
                                   10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Property Manager
                                   Telephone: 952-656-4714
                                   Facsimile: 952-656-4529

          Rent Payment Address:    OIRE National Minnesota, L.L.C.
                                   OIRE National Minnesota, L.L.C.
                                   6300 Paysphere Circle
                                   Chicago, IL 60674

     9.   ADDRESS OF LANDLORD      OIRE National Minnesota, L.L.C.
          FOR NOTICES:             10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Legal Department
                                   Telephone: 952-656-4834
                                   Facsimile: 952-656-4755

          With a copy to:          Opus Properties, L.L.C.
                                   10350 Bren Road West
                                   Minnetonka, Minnesota 55343
                                   Attn: Asset Manager
                                   Telephone: 952-656-4549
                                   Facsimile: 952-656-4750

          With a copy to:          Property Manager at the address set forth
                                   above.

     11.  ADDRESS OF TENANT        Decade Industries, Inc. d/b/a
          FOR NOTICES:             Sanus Systems
                                   3785 Lexington Avenue North
                                   St. Paul, Minnesota 55126
                                   Attn: Jim Wohlford
                                   Telephone: 651-484-7988
                                   Facsimile: 651-636-0367

          With a copy to:          Robins, Kaplan, Miller & Ciresi L.L.P.
                                   800 LaSalle Avenue
                                   2800 LaSalle Plaza
                                   Minneapolis, Minnesota 55402
                                   Attn: Kevin S. Spreng, Esq.
                                   Telephone: 612-349-8500
                                   Facsimile: 612-339-4181

     12.  BROKER(S):               Tenant:     R.J. Murray and Associates, Inc.
                                               1873 Buerkle Road
                                               St. Paul, Minnesota 55110
                                               Attn: Mr. Bob Murray

                                   Landlord:   United Properties
                                               3500 West 80th Street
                                               Minneapolis, Minnesota 55431
                                               Attn: Todd Hanson

     10.  GUARANTOR(S): none

                                   ARTICLE 1.
                        LEASE OF PREMISES AND LEASE TERM

     1.1 PREMISES. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The approximate size of the Premises is set forth in the Basic Terms. Landlord's architect will measure the Premises and the Building. The Premises will be measured from the exterior surface of exterior walls to the center line of all walls common to the premises of other tenants in the Building. The Building will be measured from the exterior surface of all exterior walls of the Building. The square footages so determined will be specified in the Commencement Date Memorandum. Landlord and Tenant agree that such measurement by Landlord's architect will conclusively establish the size of the Premises and the Building for determining Rent and for all other purposes under this Lease.

     1.2 TERM, DELIVERY AND COMMENCEMENT.

          1.2.1 COMMENCEMENT AND EXPIRATION OF TERM. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires on the last day of the last calendar month of the Term.

          1.2.2 TENDER OF POSSESSION. Landlord will use commercially reasonable efforts to achieve Substantial Completion and tender possession of the Premises to Tenant on or before the Delivery Date, time being of the essence. If Landlord is unable to achieve Substantial Completion on or before the Delivery Date for any reason, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage; provided, however, that Landlord will appropriately adjust the Commencement Date unless the delay is caused by Tenant Delay, the Rent Commencement Date. Notwithstanding the foregoing, provided that on or before February 11, 2004 Landlord receives four
(4) originals of this Lease executed by Tenant, then (a) if Substantial Completion does not occur on or before the Delivery Date, then Landlord will credit to Tenant against Basic Rent an amount equal to $9,000.00 (the "INITIAL RENT CREDIT AMOUNT"), (b) if Substantial Completion does not occur on or before May 15, 2004, then Landlord will credit to Tenant against Basic Rent an amount equal to an additional $9,000.00 (the "SECOND RENT CREDIT AMOUNT"), and (c) Landlord will credit to Tenant against Basic Rent first becoming due under this Lease an amount equal to $600.00 for each day of delay after May 15, 2004 until June 15, 2004 (the "FINAL RENT CREDIT AMOUNT"). If Substantial Completion does not occur on or before June 15, 2004 (the "OUTSIDE TERMINATION DATE"), then Tenant shall have the option to terminate this Lease by delivering written notice of termination to Landlord not later than the tenth (10th) day after the Outside Termination Date, but prior to the date that Substantial Completion occurs. In the event Tenant elects to terminate this Lease pursuant to the preceding sentence, Landlord will pay to Tenant the Initial Rent Credit Amount, the Second Rent Credit Amount and the Final Rent Credit Amount within thirty
(30) days after Tenant's termination of this Lease pursuant to this Section
1.2.2. If

Tenant does not terminate this Lease pursuant to this Section 1.2.2 and Tenant receives any rent credit pursuant to this Section 1.2.2, then the Term will be extended by the number of days of Basic Rent payable with such rent credit. The Delivery Date will be extended by reason of Tenant Delay or Force Majeure. Tenant's rights under this section will be Tenant's sole and exclusive rights and remedies against Landlord for any delay in achieving Substantial Completion of the Premises.

          1.2.3 COMMENCEMENT DATE MEMORANDUM. Promptly after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks properly completed. Within 10 days after receipt, Tenant will execute and deliver the Commencement Date Memorandum to Landlord. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum Landlord delivered to Tenant.

          1.2.4 ACCESS PRIOR TO SUBSTANTIAL COMPLETION. Landlord shall allow Tenant access to the Premises prior to Substantial Completion to begin installing equipment, fixtures, and cabling and/or to properly coordinate such work with the construction of the Tenant's Improvements; provided that Tenant shall not interfere with the construction of Tenant's Improvements by Landlord. Any such access will be subject to Landlord's receipt of Tenant's written notice that it intends to access the Premises. Any such use of the Premises is also subject to, and Tenant must comply with and observe, all applicable Laws and all other terms and conditions of this Lease. In no event may Tenant conduct business in the Premises during such early access period.

          1.2.5 EXTENSION OPTIONS.

               1.2.5.1 Provided that no Event of Default exists at the time of exercise, Tenant may extend the Term of this Lease for one period of one year (the "First Extension Right"). Tenant must exercise such First Extension Right by delivering written notice of Tenant's exercise at least six (6), but not more than twelve (12), months prior to the expiration of the Term. Such extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent. Basic Rent for the extension period will be at an annual rate of $5.30 per rentable square foot. This First Extension Right is personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer under Article 13.

               1.2.5.2 Provided that no Event of Default exists at the time of exercise, and provided that Tenant timely and properly exercises its First Extension Right, Tenant may further extend the Term of this Lease for one (1) additional period of two (2) years (the "SECOND EXTENSION RIGHT"). Tenant must exercise the Second Extension Right by delivering written notice of Tenant's exercise at least six (6), but not more than twelve (12), months prior to the expiration of the Term, by requesting in writing Landlord's determination of Fair Market Basic Rent, which Landlord shall deliver to Tenant in accordance with the provisions of Section 18.1 of this Lease within thirty

(30) days after Landlord's receipt of Tenant's request. Landlord's notice of Landlord's determination of Fair Market Basic Rent shall state that if Tenant fails to respond within the period set forth in this Section 1.2.5.2, then Tenant will be deemed to have accepted Landlord's determination of Fair Market Basic Rent and to have elected to exercise the Second Extension Right. Tenant shall have thirty (30) days following Landlord's determination of Fair Market Basic Rent to accept or reject. If Tenant fails to accept or reject within such thirty (30) day period, Tenant will be deemed to have accepted Landlord's determination of Fair Market Basic Rent. Tenant's acceptance shall be deemed to be Tenant's exercise of the Second Extension Right. Tenant's rejection shall be deemed to be Tenant's waiver of its right to exercise the Second Extension Right. Such further extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent. Basic Rent for the extension period will be 95% of the fair market rental rate for the extension period, determined in relation to comparable (in quality, location and size) space located in the Building and/or in the Minneapolis/St. Paul Metropolitan Area ("Fair Market Basic Rent") with due consideration given to the following factors regarding the Premises and Tenant, on the one hand, and the comparable space(s) and tenant(s), on the other hand: (a) the financial condition of the tenant; (b) the location, quality and age of the building(s); (c) the extent and quality of leasehold improvements (existing or to be provided) in the premises;
(d) rent abatements, if any; (e) the location of the premises within the building; (f) the length of the term; (g) the nature and extent of services provided by the landlord; (h) expense stops, if any; (i) any other concessions given; and (j) other pertinent factors. Landlord will reasonably determine such Fair Market Basic Rent and deliver Landlord's determination to Tenant at least four (4) months prior to the expiration of the then-current Term. In no event will the Fair Market Basic Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements) payable by Tenant for the Lease Year immediately prior to commencement of the extension period. This Second Extension Right is personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer under Article 13.

                                   ARTICLE 2.
                            RENTAL AND OTHER PAYMENTS

     2.1 BASIC RENT. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month after the Rent Commencement Date during the Term. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

     2.2 ADDITIONAL RENT. Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within 10 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

     2.3 DELINQUENT RENTAL PAYMENTS. If Tenant does not pay any installment of Basic Rent or any Additional Rent within five (5) days after the date the payment is due, Tenant will pay Landlord a late payment charge equal to 5% of the amount of the delinquent payment. Notwithstanding the preceding sentence, if Tenant fails to pay Basic Rent and any Additional Rent for the first (1st) month of the Term, then with respect to such first (1st) month of the Term only, the 5% late payment charge set forth in the preceding sentence shall not be due and owing by Tenant until the fifth (5th) day following Landlord's delivery to Tenant of written notice that such installment of Basic Rent and Additional Rent has not been paid. Further, if Tenant does not pay any installment of Basic Rent or any Additional Rent within 30 days after the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such charges will be considered Additional Rent and Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

     2.4 INDEPENDENT OBLIGATIONS. Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

     2.5 RENT ABATEMENT. Tenant acknowledges that the rental schedule set forth in the Basic Terms sets forth an abatement of Basic Rent during the first four
(4) full calendar months of the term of this Lease (which Basic Rent during such four-month period would be $62,571.60, had such Basic Rent not been abated in the rental schedule). Notwithstanding anything contained in Article 3 ("ADDITIONAL RENT") hereof to the contrary, Tenant's Share of Property Expenses to be paid by Tenant under Article 3 during the first (1st) month of the initial term of this Lease shall be abated.

                                   ARTICLE 3.
                                PROPERTY EXPENSES

     3.1 PAYMENT OF PROPERTY EXPENSES. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Property Expenses for each calendar year of the Term. Landlord will prorate Tenant's Share of Property Expenses for the calendar year in which this Lease commences or terminates as of the Rent Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

     3.2 ESTIMATION OF TENANT'S SHARE OF PROPERTY EXPENSES. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Expenses, (b) Tenant's Share of Property Expenses and (c) the annual and monthly Additional Rent attributable to Tenant's Share of Property Expenses. Landlord may re-estimate Property Expenses from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Property Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of
Section 3.3.

     3.3 PAYMENT OF ESTIMATED TENANT'S SHARE OF PROPERTY EXPENSES. Subject to
Section 2.5, Tenant will pay the amount Landlord estimates as Tenant's Share of Property Expenses under Section 3.2 in equal monthly installments, in advance, commencing on the Rent Commencement Date and thereafter on the first day of each and every calendar month during the Term. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant's Share of Property Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

     3.4 CONFIRMATION OF TENANT'S SHARE OF PROPERTY EXPENSES. After the end of each calendar year within the Term, Landlord will determine the actual amount of Tenant's Share of Property Expenses for the expired calendar year and deliver to Tenant a written statement of such amount within sixty (60) days following the end of each calendar year. If Tenant paid less than the amount of Tenant's Share of Property Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section 2.2. If Tenant paid more than the amount of Tenant's Share of Property Expenses specified in the statement, Landlord will, at Landlord's option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this section.

     3.5 TENANT'S INSPECTION AND AUDIT RIGHTS. If Tenant desires to audit Landlord's determination of the actual amount of Property Expenses or Tenant's Share of Property Expenses for any calendar year, and provided that Tenant delivers to Landlord written notice of Tenant's election to audit within 30 days after Landlord's delivery of the statement of such amount under Section 3.4, then Tenant (but not any subtenant or assignee) may, at its sole cost and expense, upon prior written notice and during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records), cause a certified public accountant reasonably acceptable to Landlord to audit Landlord's records relating to such amounts. Landlord will use commercially reasonable efforts to cooperate with Tenant in connection with Tenant's audit under this Section 3.5. Tenant's election to audit Landlord's determination of Property Expenses or Tenant's Share of Property Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within 90 days after the date Tenant delivers its notice of election to audit to Landlord under this section. If the audit report shows that the amount Landlord charged Tenant for Tenant's Share of Property Expenses was greater than the amount this Article 3 obligates Tenant to pay, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount (computed at 10% per annum from the date Tenant delivers its dispute notice to Landlord) within 30 days after Landlord receives a copy of the audit report. If the audit report shows that the amount Landlord charged Tenant for Tenant's Share of Property Expenses was less than the amount this Article 3 obligates Tenant to pay, unless Tenant reasonably contests the audit, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord all estimated amounts of Tenant's Share of Property Expenses in accordance with Section 3.3. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

     3.6 ADJUSTMENT FOR VARIABLE PROPERTY EXPENSES. Notwithstanding any contrary language in this Article 3, if all of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms and rents have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Property Expenses for that calendar year to obligate Tenant to pay all components of Property Expenses that vary based on occupancy in an amount equal to Landlord's reasonable estimate of the amount Tenant would have paid for such components of Property Expenses had all of the rentable area of the Building been so occupied at all times during such calendar year.

     3.7 PERSONAL PROPERTY TAXES. Tenant will pay, prior to delinquency, all taxes charged against Tenant's Personal Property. Tenant will use all reasonable efforts to have Tenant's Personal Property taxed separately from the Property. If any of Tenant's Personal Property is taxed with the Property, Tenant will pay the taxes attributable to Tenant's Personal Property to Landlord as Additional Rent.

     3.8 LANDLORD'S RIGHT TO CONTEST PROPERTY TAXES. Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. Landlord's contest will be at Landlord's sole cost and expense except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord's contest, Landlord may include in its computation of Property Taxes the reasonable, actual, out-of-pocket costs and expenses Landlord incurred in connection with contesting the Property Taxes, including without limitation reasonable attorney's fees, up to the amount of any Property Tax reduction Landlord realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes.

     3.9 RENT TAX. Tenant will pay to Landlord all Rent Tax, if any, due in connection with this Lease or the payment of Rent hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Rent made by Tenant to Landlord under this Lease.

                                   ARTICLE 4.
                                      USE

     4.1 PERMITTED USE. Tenant will use the Premises only for the permitted use specified in the Basic Terms and may not use the Premises for any other purposes. Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property;
(c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (d) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (e) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises.

     4.2 ACCEPTANCE OF PREMISES. Except for the Warranty Terms, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose. Subject to the Warranty Terms and except as expressly stated in this Lease, Tenant's occupancy of the Premises conclusively establishes Tenant's acceptance of the Premises, the Building and the Property in an "AS IS - WHERE IS" condition.

     4.3 INCREASED INSURANCE. Tenant will not do or permit to be done on the Premises and/or the Property anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises or use of the Property. Tenant, at Tenant's sole cost and expense, will comply with all reasonable rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function as long as such requirements are imposed in a nondiscriminatory manner on a majority of the other tenants in the Building. Notwithstanding the foregoing, Tenant shall not be required to incur any costs or expenses in connection with compliance with such reasonable rules, orders, regulations and requirements during the first twelve (12) months of the initial

Term of this Lease. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this section.

     4.4 LAWS/PROPERTY RULES. This Lease is subject and subordinate to all Laws. A copy of the current Property Rules is attached to this Lease as EXHIBIT "E." Landlord may make reasonable revisions to the Property Rules from time to time as determined in Landlord's reasonable discretion; provided such revisions will not unreasonably interfere with Tenant's use of the Premises or the operation of Tenant's business in the Premises. Landlord will use commercially reasonable efforts to apply the Property Rules to all tenants in the Building in a non-discriminatory manner. In the event there is a direct conflict between any of the Property Rules and a material provision of this Lease, the provisions of this Lease will control.

     4.5 COMMON AREA. Landlord grants Tenant the non-exclusive right, together with all other occupants of the Property and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord will use commercially reasonable efforts to exercise such rights in a manner that does not unreasonably interfere with Tenant's access to and/or use of the Premises. Landlord may, at Landlord's sole and exclusive discretion, make changes to the Common Area. Landlord's rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use,
(iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's judgment; (c) change the shape and size of the Common Area; (d) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (e) impose and revise Property Rules concerning use of the Common Area, including without limitation any parking facilities comprising a portion of the Common Area.

     4.6 PARKING. During the Term of this Lease, Landlord licenses to Tenant sixty (60) Unreserved Spaces. Tenant will not be required to pay any fee for the use of the Unreserved Spaces. Parking at the Property by Tenant is subject to the other provisions of this Lease, including without limitation, the Building Rules. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Property.

     4.7 SIGNAGE. Landlord will be solely responsible for all costs and expenses of all signage regarding the Building. Tenant may place signage which is consistent with the size, type and style of the standard lettering for other tenants at the Building displaying (a) Tenant's company name in lettering, excluding any graphics, Tenant's logo or multicolored signage, on the exterior of the Building on the south exterior wall of the Building, and (b) identification signage on service doors not to exceed six (6) inches and above the loading dock doors not to exceed twelve (12) inches. All signage must comply with all applicable Laws, municipal regulations, codes and ordinances, the

Property Rules and must be approved by Landlord. Tenant's signage is depicted on Exhibit "F" attached hereto and made a part hereof.

     4.8 EARLY OCCUPANCY. Commencing on the Delivery Date, Tenant shall have the right to occupy the Premises. Commencing on the Delivery Date, Tenant shall be bound by all of the obligations of the tenant under the Lease, except that the obligation to pay Basic Rent and Additional Rent shall not commence until the Commencement Date.

                                   ARTICLE 5.
                               HAZARDOUS MATERIALS

     5.1 COMPLIANCE WITH HAZARDOUS MATERIALS LAWS. Tenant will not cause any Hazardous Materials to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability to Landlord under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord disclosing the nature and quantity of any Hazardous Materials located at the Premises and evidencing the legal and proper handling, storage and disposal of all Hazardous Materials kept at or removed or to be removed from the Premises and/or the Property. All such documentation will list Tenant or its agent as the responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

     5.2 NOTICE OF ACTIONS. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant, to or from any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises and/or the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

     5.3 DISCLOSURE AND WARNING OBLIGATIONS. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Property are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

     5.4 INDEMNIFICATION. Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring response, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property and adjacent and nearby properties, including groundwater; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this Article survive the expiration or earlier termination of this Lease.

                                   ARTICLE 6.
                             SERVICES AND UTILITIES

     Landlord, at Landlord's sole cost and expense, shall cause services and utilities to be separately metered to the Premises. Tenant is solely responsible for establishing all accounts for all of the services and utilities which are separately metered to the Premises. Tenant is also solely responsible for paying directly to the applicable service or utility companies, prior to delinquency, all charges of every nature, kind or description for services and utilities furnished to the Premises or chargeable against the Premises (including, without limitation, charges imposed by any utility or service company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises), including all charges for water, sewage, heat, gas, light, garbage and rubbish removal, electricity, telecommunications, cable, steam, power, or other public or private utilities and services. Tenant shall be solely responsible for any and all charges or fees for future water or sewer capacity to serve the Premises resulting solely from changes required by Tenant or Tenant's operations in the Premises. Unless caused by the gross negligence or intentional misconduct of Landlord, no interruption in, or temporary stoppage of, any utility or service to the Premises is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligations under this Lease, render Landlord liable for damages or entitle Tenant to any Rent abatement.

                                   ARTICLE 7.
                             MAINTENANCE AND REPAIR

     7.1 LANDLORD'S OBLIGATIONS. Landlord will keep and maintain in good order, condition and repair, reasonable wear and tear excepted, the (a) exterior surfaces of the exterior walls (excluding windows and plate glass) and roof and roof membrane of the Building, (b) structural integrity of the structural columns, footings, foundation, exterior walls and roof of the Building, and (c) Common Area. Landlord will also perform any repairs or replacements to the Premises or Property necessitated by Casualty (subject to Article 11 and Landlord's right under Section 7.2.1 to require Tenant to make repairs or replacements necessitated by Tenant Damage). Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Landlord's performance of its obligations under this section.

     7.2 TENANT'S OBLIGATIONS.

          7.2.1 MAINTENANCE OF PREMISES. Except for Landlord's obligations described in Section 7.1, Tenant, at its sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear, and Taking excepted. Tenant's obligations with respect to the Premises under this section include, without limitation, maintenance and repair (including replacements) of all: (a) non-structural interior portions, systems and equipment within or exclusively serving the Premises; (b) interior surfaces of exterior walls of the Premises;
(b) interior moldings, partitions and ceilings; (c) nonstructural portions of the slabs and floors within the Premises; (d) floor coverings within the Premises; (e) windows, plate glass, and doors within or exclusively serving the Premises; and (f) electrical, lighting, mechanical, plumbing, heating and air conditioning systems, facilities, fixtures and components within or exclusively serving the Premises. Landlord may also elect to require that Tenant perform, at Tenant's sole cost and expense, any repairs or replacements necessitated by Tenant Damage which are otherwise within the scope of Tenant's obligations under this Section 7.2.1. Any repairs or replacements performed by Tenant must be at least equal in quality and workmanship to the original work and be in accordance with all Laws. Tenant will at all times and at Tenant's sole cost and expense keep a preventative maintenance and repair contract in force and effect for the heating, air conditioning and ventilation system serving the Premises. Such contract (including without limitation the schedule and scope of services provided and the identity and capabilities of the contractor) must be acceptable to Landlord in Landlord's reasonable discretion. Tenant will not commit any nuisance or waste in, on or about the Premises or the Property.

          7.2.2 ALTERATIONS REQUIRED BY LAWS. If any governmental authority requires any non-structural Alteration to the Property or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such

Alterations are Structural Alterations, Landlord will make the Structural Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

          7.2.3 NOTICE TO LANDLORD. If Tenant believes any maintenance or repair Landlord is obligated under Section 7.1 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under Section 7.1 with respect to any maintenance or repair unless Tenant has provided such timely written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair.

                                   ARTICLE 8.
                             CHANGES AND ALTERATIONS

     8.1 LANDLORD APPROVAL. Except as expressly provided in this Lease, Tenant will not make any Structural Alterations. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant will, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, deliver to Landlord copies of all contracts, certificates of insurance and certified copies of all endorsements for the insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord has, in Landlord's reasonable discretion, provided Landlord's written approval of the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor approved by Landlord in writing, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in a manner that will minimize interference with other tenants' use and enjoyment of the Property, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property. Notwithstanding anything to the contrary contained herein, Landlord hereby consents to construction by Tenant, at Tenant's sole cost and expense, of a twelve (12) foot by sixteen (16) office cubicle in the west (back) portion of the Premises. On or before the fifteenth (15th) day prior to the date Tenant intends to commence construction of the cubicle, Tenant shall deliver final plans to Landlord and such plans shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The cubicle shall become the property of Landlord and a part of the Building immediately upon installation.

     8.2 TENANT'S RESPONSIBILITY FOR COST AND INSURANCE. Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Landlord's review, inspection and engineering time, and for any painting, restoring or repairing of the Premises or the Property the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount at least equal to the replacement value of the Alterations, and (c) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in clauses (b) and (c) of this section must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds, specifically including completed operations.

     8.3 CONSTRUCTION OBLIGATIONS AND OWNERSHIP. Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer, security and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's Personal Property) become the property of Landlord and a part of the Building immediately upon installation and, unless Landlord requires Tenant to remove the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

     8.4 LIENS. Tenant will keep the Property free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

     8.5 INDEMNIFICATION. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against


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

any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                                   ARTICLE 9.
                           RIGHTS RESERVED BY LANDLORD

     9.1 LANDLORD'S ENTRY. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to:
(a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord's rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Landlord's entry into the Premises in accordance with this Section 9.1 is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building.

     9.2 CONTROL OF PROPERTY. Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Property, provided such exclusive right does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (e) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Property; and (f) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, Landlord is not responsible for the security of persons or property on or about the Property and Landlord is not and will not be liable in any way whatsoever for any criminal activity or any breach of security on or about the Property.

     9.3 RIGHT TO CURE. If Tenant fails to perform any of Tenant's obligations under this Lease Landlord may, but is not obligated to, perform any such obligation on Tenant's part without waiving any rights based upon such failure and without releasing Tenant from any obligations hereunder. Tenant must pay to or reimburse Landlord for, as Additional Rent, all expenditures reasonably made and obligations incurred by Landlord pursuant to this section. Such obligations survive the termination or expiration of this Lease.

     9.4 INTENTIONALLY DELETED.


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

                                   ARTICLE 10.
                                    INSURANCE

     10.1 TENANT'S INSURANCE. Tenant will at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, maintain the insurance this Section 10.1 requires.

          10.1.1 LIABILITY INSURANCE. Tenant must maintain commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant's activities in the Premises and upon and about the Property, on an "occurrence" basis, with minimum limits of $5,000,000 each occurrence and $5,000,000 general aggregate (which may include umbrella coverages). Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant's obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an "Additional Insured - Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties; (d) providing Landlord with at least 30 days prior notice of modification, cancellation or expiration; (e) expressly stating that Tenant's insurance will be provided on a primary basis and will not contribute with any insurance Landlord maintains; and
(f) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to, and do not deplete, the policy limits. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis.

          10.1.2 OTHER INSURANCE. If insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Premises is located increase or otherwise change, Landlord may similarly change Tenant's insurance obligations under this Lease.

          10.1.3 MISCELLANEOUS INSURANCE PROVISIONS. Tenant's liability insurance will be written by companies rated at least "A/VII" by A.M. Best Insurance Service and otherwise reasonably satisfactory to Landlord. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 30 days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the "additional insured" endorsement).

          10.1.4 PROPERTY INSURANCE. Tenant is not required by this Lease to maintain property insurance. Accordingly, Tenant's Personal Property is located at the Property at Tenant's sole risk, and Landlord is not liable for any Casualty to such property or for any other damage, theft, misappropriation or loss of such property,


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

excepting only any damage to Tenant's Personal Property caused by the gross negligence or willful misconduct of Landlord. Tenant is solely responsible for providing such insurance as Tenant may desire for the protection of Tenant, its employees and invitees against any injury, loss, or damage to property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any Casualty or other occurrence at the Property. Tenant is also solely responsible for obtaining any insurance or other protection Tenant may desire with respect to any Tenant Damage or Unreleased Casualty Claims for which Tenant may be held responsible as provided elsewhere in this Lease.

     10.2 LANDLORD'S INSURANCE OBLIGATIONS. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires.

          10.2.1 PROPERTY INSURANCE. Landlord will maintain insurance on the Property providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any of Tenant's Personal Property.

          10.2.2 LIABILITY INSURANCE. Landlord will maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord's option, Landlord's lender and some or all of the Landlord Parties, and does not protect Tenant or replace or supplement the liability insurance this Lease obligates Tenant to carry.

     10.3 WAIVERS AND RELEASES OF CLAIMS AND SUBROGATION.

          10.3.1 TENANT'S WAIVER AND RELEASE. To the fullest extent allowable under the Laws, and except for any damage to Tenant's Personal Property caused by the gross negligence or willful misconduct of Landlord, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Premises, the Property or Tenant's Personal Property, and any loss of use or business interruption, caused by any Casualty, regardless whether any such Claim results from the negligence or fault of any Landlord Party, and Tenant will look only to Tenant's insurance coverage (regardless whether Tenant elects to maintain any such coverage) in the event of any such Claim. Any property insurance which Tenant maintains must permit or include a waiver of subrogation in favor of Landlord consistent with the provisions of this Section 10.3.1.

          10.3.2 LANDLORD'S WAIVER AND RELEASE. To the fullest extent allowable under the Laws, and except for any Unreleased Casualty Claims, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all Claims for damage to or destruction of the Premises, the Property or any personal property of Landlord located at the Property, and any loss of use or business interruption, caused by any Casualty, regardless whether any such Claim results from the negligence or fault of Tenant, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord elects to maintain any such coverage) in the event of any such Claim. Landlord's policy or policies of property insurance will permit or include a waiver of subrogation in favor of Tenant consistent with the provisions of this Section 10.3.2.

     10.4 TENANT'S FAILURE TO INSURE. If Tenant fails to provide Landlord with evidence of liability insurance as required under Section 10.1, Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may, but is not obligated to, obtain such insurance for Landlord's benefit, without demand upon Tenant or any notice or cure right for Tenant (under Article 14 or otherwise) and without waiving or releasing Tenant from any obligation contained in this Lease. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord reasonably incurs in obtaining such insurance. Landlord's exercise of any rights under this section does not relieve Tenant from any default under this Lease.

     10.5 NO LIMITATION. Landlord's establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

     10.6 TENANT'S INDEMNIFICATION. Except for the Claims waived by Landlord in
Section 10.3.2, Tenant releases and will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Premises, and (d) if caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property.

                                   ARTICLE 11.
                              DAMAGE OR DESTRUCTION

     11.1 TENANTABLE WITHIN 150 DAYS. Except as provided in Section 11.3, if any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord can make the Premises tenantable within 150 days after the date of the Casualty, then Landlord will notify Tenant of such determination (including the anticipated date of restoration) within 45 days after the date of the Casualty. If based upon such anticipated restoration date less than 12 months would remain in the Term after restoration of the Premises, either Landlord or Tenant may elect to terminate this Lease by notifying the other within 15 days after the date of Landlord's notice, which termination will be effective 45 days after the date of such notice. If not so terminated, this Lease will remain in full force and effect, subject to the remaining provisions of this Section 11.

     11.2 NOT TENANTABLE WITHIN 150 DAYS. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord cannot make the Premises tenantable within 150 days after the date of the Casualty, then Landlord will notify Tenant of such determination (including the anticipated date of restoration) within 45 days after the date of the Casualty. If the anticipated date of restoration is more than 150 days after the date of the Casualty, Landlord may, in such notice, terminate this Lease effective on the date 45 days after the date of Landlord's notice. If Landlord does not so terminate this Lease, and provided the Casualty is not Tenant Damage, Tenant may terminate this Lease by notifying Landlord within 15 days after the date of Landlord's notice, which termination will be effective 45 days after the date of Tenant's notice.

     11.3 PROPERTY SUBSTANTIALLY DAMAGED. If the Property is damaged or destroyed by any Casualty (regardless whether the Premises is affected) and the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the Casualty), then notwithstanding anything to the contrary in Sections 11.1 and 11.2, Landlord may, at Landlord's option, by notifying Tenant within 45 days after the Casualty, terminate this Lease effective on the date 45 days after the date of Landlord's notice.

     11.4 INSUFFICIENT PROCEEDS. If Landlord does not receive sufficient insurance proceeds (excluding the amount of any policy deductible) to repair all damage to the Premises or the Property caused by any Casualty, or if Landlord's lender does not allow Landlord to use sufficient proceeds to repair all such damage, then notwithstanding anything to the contrary in Sections 11.1, 11.2 and 11.3, Landlord may, at Landlord's option, by notifying Tenant within 45 days after the Casualty, terminate this Lease effective on the date 45 days after the date of Landlord's notice.

     11.5 LANDLORD'S REPAIR; RENT ABATEMENT. If this Lease is not terminated under Sections 11.1 through 11.4 following any Casualty, then Landlord will repair and restore the Premises and the Property to as near their condition prior to the Casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to Landlord's right under Section 7.2.1 to require Tenant to make repairs or replacements necessitated by Tenant Damage). Basic Rent and Tenant's Share of Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable. In no event is Landlord obligated to repair or restore any Alterations that have not been previously disclosed to and approved by Landlord, any special equipment or fixtures installed by Tenant, or any other Tenant's Personal Property. Landlord will, if necessary, equitably adjust Tenant's

Share of Property Expenses Percentage to account for any reduction in the rentable area of the Premises or Building resulting from a Casualty.

     11.6 RENT ABATEMENT IF LEASE TERMINATES. If this Lease is terminated under any of Sections 11.1 through 11.4 following any Casualty, then Basic Rent and Tenant's Share of Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis from the date of the Casualty; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable until this Lease terminates.

     11.7 EXCLUSIVE CASUALTY REMEDY. The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a Casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a Casualty) not specifically described in this Article 11.

     11.8 NOTICE TO LANDLORD. If any Casualty to any portion of the Property occurs, Tenant will immediately provide written notice of such Casualty to Landlord. None of the obligations of Landlord under this Article 11 will be deemed to have arisen unless and until Landlord has received actual notice that the Casualty has occurred and has had a commercially reasonable time within which to respond to such notice.

                                   ARTICLE 12.
                                 EMINENT DOMAIN

     12.1 TERMINATION OF LEASE. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant's intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless of whether the Premises is affected and regardless whether the Taking will render the Premises unsuitable for Tenant's intended purposes, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

     12.2 LANDLORD'S REPAIR OBLIGATIONS. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Property Expenses Percentage for the same period to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Property Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

     12.3 TENANT'S PARTICIPATION. Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any Taking proceedings and may receive any separate award for damages to or Taking of Tenant's Personal Property and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

     12.4 EXCLUSIVE TAKING REMEDY. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law, that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this
Article 12.

                                   ARTICLE 13.
                                    TRANSFERS

     13.1 RESTRICTION ON TRANSFERS. Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent. Landlord may grant or withhold consent in Landlord's reasonable discretion. Landlord may also, at Landlord's option by notifying Tenant, recapture any portion of the Premises that would be affected by such Transfer. Tenant's request for consent to a Transfer must indicate that Tenant intends to seek to Transfer the entire Premises or a specific portion of the Premises. Landlord will notify Tenant of Landlord's election to consent, withhold consent and/or recapture within 30 days of Landlord's receipt of such a written request for consent to the Transfer from Tenant. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed Transferee. No Transfer releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease otherwise requires Tenant to pay. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

     13.2 COSTS. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any Transfer by Tenant, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer; provided, however, such costs and expenses paid by Tenant shall not exceed $750.00 per Transfer.

     13.3 LANDLORD'S CONSENT STANDARDS. For purposes of Section 13.1 and in addition to any other reasonable grounds for denial, Landlord's consent to a Transfer will be deemed reasonably withheld if, in Landlord's good faith judgment, any one or more of the following apply: (a) the proposed transferee does not have the financial strength to perform the Tenant's obligations under this Lease; (b) the business and operations of the proposed transferee are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) either the proposed transferee, or any Affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building; (d) the proposed transferee does not have a good business reputation; (e) the use of the Premises by the proposed transferee would, in Landlord's reasonable judgment, impact the Building or the Property in a negative manner; (f) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (g) the Transfer would require Alteration to the Building or the Property to comply with applicable Laws; (h) the transferee is a government (or agency or instrumentality thereof); or (i) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

     13.4 TRANSFERS TO AFFILIATES. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord's consent, assign or sublet all or a portion of this Lease or the Premises to an Affiliate if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. Landlord's rights under Section 13.1 to recapture or share in any profit Tenant receives from a Transfer do not apply to any Transfer this Section 13.4 permits.

                                   ARTICLE 14.
                               DEFAULTS; REMEDIES

     14.1 EVENTS OF DEFAULT. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

          14.1.1 FAILURE TO PAY RENT. Tenant fails to pay Basic Rent, any monthly installment of Tenant's Share of Property Expenses or any other Additional Rent amount as and when due and such failure continues for ten (10) days after Landlord notifies Tenant of Tenant's failure to pay Rent when due.

          14.1.2 FAILURE TO PERFORM. Tenant breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and the breach or failure continues for a period of thirty (30) days after Landlord notifies Tenant of Tenant's breach or failure; provided that if Tenant is not able through the use of commercially reasonable efforts to cure its breach or failure within a thirty
(30) day period, Tenant's breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the thirty (30) day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed an additional 60 days after the expiration of the initial thirty (30) day period. Notwithstanding any contrary language contained in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an incurable breach or failure of this Lease becomes an Event of Default.

          14.1.3 MISREPRESENTATION. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by Tenant in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or
(d) any consent or approval Tenant requests under this Lease.

          14.1.4 OTHER DEFAULTS. The occurrence of any one or more of the following: (a) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors; (b) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days; (c) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted; (d) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets (or Tenant's assets located at the Premises) or of Tenant's interest in this Lease; or (e) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in


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possession of the Premises) and such trustee or Tenant Transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the same share as Landlord would be entitled to receive for a Transfer under
Section 13.1 of the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

     14.2 REMEDIES. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:

          14.2.1 Termination of Tenant's Possession/Re-entry and Reletting Right. Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to, but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord is not obligated to, but may re-let all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord re-lets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Rent received for the current month against Tenant's Rent obligation for the next succeeding month. If the Net Rent received for any month exceeds Tenant's Rent obligation for the succeeding month, Landlord may retain the surplus.

          14.2.2 TERMINATION OF LEASE. Terminate this Lease effective on the date Landlord specifies in Landlord's notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord as provided in
Article 16. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant's failure to perform its obligations under this Lease, including, but not limited to, any Re-entry Costs; (c) an amount equal to the amount by which
(i) the present worth, as of the effective date of the termination,


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of the Basic Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds (ii) the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as Landlord reasonably determines the fair market Rent);
and (d) Tenant's Share of Property Expenses to the extent Landlord is not otherwise reimbursed for such Property Expenses. For purposes of this section, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this section limits or prejudices Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

          14.2.3 PRESENT WORTH OF RENT. Recover from Tenant, and Tenant will pay to Landlord on demand, an amount equal to the sum of (a) all Rent past due (together with interest thereon at the Maximum Rate), plus (b) the then present worth, as of the date of such recovery, of the aggregate of the Rent and any other charges payable by Tenant under this Lease for the then-unexpired portion of the Term. Landlord will employ a discount rate of 8% per annum to compute present worth.

          14.2.4 OTHER REMEDIES. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located. All rights and remedies of Landlord under this Lease are cumulative and the exercise of any one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time.

     14.3 COSTS. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

     14.4 WAIVER AND RELEASE BY TENANT. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing, storing or disposing of Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated and, to


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

the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims arising therefrom. No such reentry is to be considered or construed as a forcible entry by Landlord.

     14.5 LANDLORD'S DEFAULT. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord's obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord's breach or failure; provided that if Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30 day period, Landlord's breach or failure is not a default as long as Landlord commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure to completion and continues to use commercially reasonable efforts to complete such cure within sixty (60) days following the end of the thirty (30) day period.

     14.6 NO WAIVER. No failure by either Landlord or Tenant to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default thereof constitutes a wavier of any such breach or default. Any such waiver may be made only by a writing signed by the party providing the waiver. One or more waivers by a party is not to be construed as a wavier by that party of a subsequent breach or default of the same provision.

                                   ARTICLE 15.
                        CREDITORS; ESTOPPEL CERTIFICATES

     15.1 SUBORDINATION. This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant will, on Landlord's demand, execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this section to the lien of any Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the Mortgage holder's agreement that as long as no Event of Default occurs under this Lease, the holder of the Mortgage will not disturb Tenant's rights of possession under this Lease. The lien of any existing or future Mortgage will not cover Tenant's Personal Property.

     15.2 ATTORNMENT. If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.


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     15.3 MORTGAGEE PROTECTION CLAUSE. Tenant will give the holder of any
Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 30 days within which to cure the default. If the default cannot be cured within the additional 30 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 30 day period, the holder has commenced and is diligently pursuing the cure.

     15.4 ESTOPPEL CERTIFICATES.

          15.4.1 CONTENTS. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

          15.4.2 FAILURE TO DELIVER. If Tenant does not timely deliver the statement referenced in Section 15.4.1 to Landlord, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord, (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month's Rent has been paid in advance; and (d) Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

                                   ARTICLE 16.
                             SURRENDER; HOLDING OVER

     16.1 SURRENDER OF PREMISES. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, Casualty (subject to Landlord's rights with respect to any Tenant Damage) and Taking excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise directs. Tenant will also inform


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Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord so requires, all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises or the Property caused by such removal. Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any Claim resulting from Tenant's failure or delay in surrendering the Premises in accordance with this section, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Landlord may remove all such abandoned property from the Premises and cause its transportation and storage in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Landlord will not be liable for damage, theft, misappropriation or loss of any such property or in any manner in respect thereto.

     16.2 HOLDING OVER. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 150% of Tenant's then-existing Basic Rent (on a daily basis), plus all Additional Rent as described in this Lease.

                                   ARTICLE 17.
                              ADDITIONAL PROVISIONS

     17.1 INITIAL IMPROVEMENTS.

          17.1.1 Intentionally Deleted.

          17.1.2 TENANT'S IMPROVEMENTS. Landlord will cause to be constructed, at Landlord's sole cost and expense subject to the following sentence and further subject to Section 17.1.7 below, all Tenant's Improvements, which will be designed and constructed in accordance with the final space plan dated January 19, 2004, revised February 2, 2004, prepared by Jafvert Mueller Architects, Inc., Drawing Nos. A-1, A-2 and A-3 a copy of which is attached hereto and made a part hereof as Exhibit "G" (the "FINAL PLANS"). Notwithstanding anything to the contrary set forth in this Article 17, (a) if Tenant elects to have four high-impact access doors constructed in the Premises as described in Note 10 of the General Notes on the Final Plans, Tenant shall be solely responsible for $19,750.00 of Landlord's costs for such high-impact doors which represents the cost of the doors and installation of the doors by Landlord; (b) Tenant shall be solely responsible for $4,208.00 of Landlord's cost of two (2) interior windows and office sidelights to be installed as part of Tenant's Improvements, (c) Tenant shall be solely responsible for $975.00 of Landlord's cost for upgrades to the ceiling tiles for


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

the new office in the Premises to be installed as part of Tenant's Improvements,
(d) Tenant shall be solely responsible for $1,575.00 of Landlord's cost of upgrades to the ceiling tiles for the existing office in the Premises to be installed as part of Tenant's Improvements, and (e) Tenant shall be solely responsible for $1,700.00 of Landlord's cost of quarry tile in the vestibule outside the office to be installed as part of Tenant's Improvements. All of the amounts set forth in subsections (b) through (e) above and subsection (a), if Tenant so elects, shall be paid by Tenant to Landlord within fifteen (15) days following the Commencement Date. Tenant's Improvements become the property of Landlord and a part of the Building immediately upon installation.

          17.1.3 Intentionally Deleted.

          17.1.4 Project Manager/Site Superintendent. Contractor is the general contractor for all Tenant's Improvements.

          17.1.5 Intentionally Deleted.

          17.1.6 CONSTRUCTION DRAWINGS AND SPECIFICATIONS. After Landlord receives Tenant's final space plan, Landlord will provide Tenant with the Construction Drawings and Specifications. Tenant will approve or disapprove (specifically describing any reasons for disapproval) the Construction Drawings and Specifications in writing within five Business Days after receiving them. Any failure by Tenant to timely deliver such approval or disapproval is a Tenant Delay until received. If Tenant disapproves the Construction Drawings and Specifications, Landlord will provide appropriately revised Construction Drawings and Specifications to Tenant for approval (or disapproval) within five Business Days on the same basis as set forth above. If the review and approval process is not concluded (with Tenant having approved the Construction Drawings and Specifications) on or before the fifteenth (15th) Business Day following Landlord's delivery of the initial Construction Drawings and Specifications, then such delay is a Tenant Delay until Tenant's approval is received. After Tenant's approval, Landlord will submit the Construction Drawings and Specifications for permits and construction bids. Tenant will not withhold any approval except for reasonable cause and will not act in an arbitrary or capricious manner in connection with the review, revision, approval or disapproval of the Construction Drawings and Specifications. If Tenant specifies any long lead time items that would delay Substantial Completion of Tenant's Improvements, Landlord will promptly notify Tenant and Tenant will cooperate with Landlord to select a reasonable substitute.

          17.1.7 CHANGES TO CONSTRUCTION DRAWINGS AND SPECIFICATIONS. Tenant will immediately notify Landlord if Tenant desires to make any changes to Tenant's Improvements after Tenant has approved the Construction Drawings and Specifications. If Landlord approves the revisions, Landlord will notify Tenant of the anticipated additional cost and delay in completing Tenant's Improvements which would be caused by such revisions. Tenant will approve or disapprove the additional cost and delay within five Business Days after such notice. If Tenant approves, Landlord will prepare, and Landlord and Tenant will execute, a Change Order describing the revisions and the anticipated additional cost and delay. Any delay relating to a request


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

for revisions or a Change Order is a Tenant Delay. Tenant shall pay Landlord, upon demand, for any additional cost approved pursuant to the Change Order.

          17.1.8 TENANT'S REPRESENTATIVE. Tenant designates Jim Wohlford as the representative of Tenant having authority to approve the Construction Drawings and Specifications, request or approve any Change Order, and to bind Tenant by signing such documents and all other notices and directions to Landlord regarding Tenant's Improvements.

          17.1.9 SUBSTANTIAL COMPLETION; TENANT DELAY. Landlord will use commercially reasonable efforts to achieve Substantial Completion of Tenant's Improvements on or before the Delivery Date, subject to Tenant Delay and Force Majeure. A Tenant Delay automatically extends the Delivery Date for Tenant's Improvements and the Commencement Date but does not extend the Rent Commencement Date of this Lease.

          17.1.10 PUNCH LIST. Not later than Substantial Completion, Landlord and Tenant will inspect the Premises and develop a Punch List. Landlord will complete (or repair, as the case may be) the items listed on the Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant refuses to inspect the Premises with Landlord as reasonably requested by Landlord prior to or upon Substantial Completion, Tenant is deemed to have accepted the Premises as delivered, subject to any Punch List items Landlord develops and Tenant's rights under Section 17.1.11.

          17.1.11 CONSTRUCTION WARRANTY. Landlord warrants Tenant's Improvements against defective workmanship and materials for a period of one year after Substantial Completion. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such one year period. Landlord has no obligation to repair or replace any item after such one year period expires. THE WARRANTY TERMS PROVIDE THE SOLE AND EXCLUSIVE RIGHT AND REMEDY OF TENANT FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, WARRANTY OR OTHER RIGHTS, WHETHER EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED.

          17.1.12 LANDLORD'S ADDITIONAL WARRANTIES. Landlord warrants that all of the Building's systems will be in working condition and that Landlord will cause the Premises will comply with all applicable municipal, city, county and state fire codes as of the date of Substantial Completion so as to permit storage of up to Class IV commodities, as defined in Minnesota State Fire Marshal Division Fact Sheet INS-FACT-13, dated March 31, 2003, on an open racking system not to exceed a maximum product height of twenty-one (21) feet.


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     17.2 SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease,
Tenant will deposit with Landlord the Security Deposit. If Tenant defaults with respect to any of the terms, provisions, covenants and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any Rent in default or any other sum which Landlord expends by reason of Tenant's default. Tenant is not entitled to any interest on the Security Deposit. It is expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in the case of Tenant's default. Upon application of all or any part of the Security Deposit, Tenant must upon demand restore the Security Deposit to its original amount. No application of the Security Deposit by Landlord will be deemed to have cured Tenant's default. Tenant waives all provisions of Law, now or hereinafter in force, which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits. The Security Deposit will be released to Tenant within thirty (30) days of the surrender of the Premises to Landlord subject to any deductions entitled to be made by Landlord pursuant to the terms of this Lease. In the event Tenant terminates this Lease pursuant to Section 1.2.2, the Security Deposit will be released to Tenant within ten (10) Business Days of the effective date of such termination.

     17.3 RIGHT OF FIRST OFFER. So long as no Event of Default then exists under this Lease, Tenant will have the first right ("FIRST RIGHT") to be offered by Landlord the opportunity to lease any space in the Building which is contiguous to the Premises (the "FIRST RIGHT SPACE"). The First Right is subject to the terms and conditions set forth in this section and is further subject to any prior rights to such space granted as of the date of this Lease to any other tenants in the Building. If at any time after the Commencement Date while this First Right is in effect Landlord intends to lease all or any part of the First Right Space, then Landlord will first notify Tenant that such First Right Space is available for lease (the "AVAILABLE SPACE"). The First Right will not apply to any leasing of all or any portion of the First Right Space that Landlord is negotiating with another prospective tenant prior to the full execution of this Lease. Tenant must notify Landlord in writing within five (5) days of receiving Landlord's notice whether Tenant desires to lease the Available Space from Landlord. If Tenant notifies Landlord that Tenant does not desire to lease the Available Space, or if Tenant does not respond in writing to Landlord's notice within such five (5) day period, then Landlord may freely lease the Available Space without restriction. If Tenant notifies Landlord in writing within such five (5) day period that Tenant desires to lease the Available Space, the parties will thereafter negotiate for Tenant's lease of the Available Space from Landlord. If the Available Space is comparable to the Premises in terms of quality of leasehold improvements, size and location, as long as the office space within such Available Space is less than or equal to 10.5% of the entire Available Space, the initial Basic Rent rate for the Available Space shall be equal to the amount of the annual Basic Rent per rentable square foot then in effect under the Lease, and such Basic Rent for the Available Space shall be increased from time to time in accordance with the increases set forth in the schedule of Basic Rent set forth in the Basic Terms. If the office space in such Available Space is greater than 10.5% of the entire Available Space, then the Basic Rent rate for the Available Space will be the Fair Market Basic


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Rent, as determined by Landlord. If Landlord and Tenant fail to mutually agree upon the terms of Tenant's lease of the Available Space and to execute a written amendment to this Lease within ten (10) days after Tenant delivers Tenant's offer notice to Landlord, then Landlord's obligations under this section shall automatically terminate and be of no further force or effect at the end of such 10 day period. If Tenant's First Right is still in effect at the end of the initial fifty-two (52) month Term, the First Right shall automatically terminate on the last day of the initial fifty-two (52) month Term and will not apply during any extension of the Term. The purpose of this section is to provide notice to Tenant so that Tenant may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this section, nothing in this section shall be deemed to be an option or right of first refusal.

                                   ARTICLE 18.
                            MISCELLANEOUS PROVISIONS

     18.1 NOTICES. All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed delivered within four Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

     18.2 TRANSFER OF LANDLORD'S INTEREST. If Landlord Transfers (other than for collateral security purposes) its ownership interest in the Premises, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferor will deliver to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

     18.3 SUCCESSORS. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

     18.4 CAPTIONS AND INTERPRETATION. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.


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

     18.5 RELATIONSHIP OF PARTIES. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

     18.6 ENTIRE AGREEMENT; AMENDMENT. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Property Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

     18.7 SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

     18.8 LANDLORD'S LIMITED LIABILITY. Tenant will to look solely to Landlord's interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. In no event is Landlord or any Landlord Party liable to Tenant or any other person for consequential, indirect, special or punitive damages.

     18.9 SURVIVAL. All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

     18.10 ATTORNEYS' FEES. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

     18.11 BROKERS. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and each releases and agrees to indemnify the other from and against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or


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liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

     18.12 TENANT'S WAIVER. To the fullest extent allowable under the Laws, Tenant agrees that, except as expressly provided in this Lease, the Landlord Parties are not liable to Tenant or any other person for, and Tenant releases the Landlord Parties from and waives, any and all Claims resulting or arising, directly or indirectly, from (a) any existing or future breakage, defect, insufficiency, inadequacy, malfunction, interruption, failure, breakdown or similar problem in the Premises or on the Property; (b) any equipment, system or appurtenance becoming out of repair, malfunctioning or failing to function; or
(c) any occurrence, event, situation, Casualty, activity, injury, emergency, condition or happening whatsoever at the Property, whether or not insured or insurable. This agreement, waiver and release applies regardless whether the Claim arises (i) from personal injury, property damage, or otherwise; (ii) from the act, omission, negligence, fault or misconduct of other tenants or occupants of the Property, any Landlord Party, or any other person whatsoever; and/or
(iii) from an act of God, Force Majeure, or any other cause or reason whatsoever. Nothing in this section, however, relieves Landlord from any liability to Tenant (A) under the Warranty Terms; or (B) for any damage to Tenant's Personal Property if such damage is caused by the gross negligence or willful misconduct of Landlord.

     18.13 GOVERNING LAW. This Lease is governed by, and must be interpreted under, the internal laws of the state in which the Property is located. Any suit arising from or relating to this Lease must be brought in the county in which the Property is located or, if the suit is brought in federal court, in any federal court appropriate for suits arising in such county; Landlord and Tenant waive the right to bring suit elsewhere.

     18.14 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     18.15 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

     18.16 NO ACCORD AND SATISFACTION. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. No acceptance by Landlord of full or partial Rent during the continuance of any breach or default by Tenant constitutes a wavier of any such breach or default. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord's right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason,


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

payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord's behalf.

     18.17 TENANT'S ORGANIZATION DOCUMENTS; AUTHORITY. If Tenant is an entity, Tenant will, within 10 days after Landlord's written request, but no more than one (1) time in any twelve (12) month period unless requested in connection with the financing, refinancing or sale of the Building, deliver to Landlord: (a) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state(s); and
(b) a copy of Tenant's organizational documents and any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

     18.18 FORCE MAJEURE. If Landlord or Tenant is delayed or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, the performance of such obligation will be excused for a period equal to (a) the duration of the Force Majeure event, or
(b) if longer, the period of delay actually caused by the Force Majeure event.

     18.19 MANAGEMENT. Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord's behalf.

     18.20 FINANCIAL STATEMENTS. Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, but no more than one (1) time in any twelve (12) month period unless requested in connection with the financing, refinancing or sale of the Building, deliver to Landlord complete, accurate and most recent quarterly financial statements with respect to Tenant and any Guarantor(s) or other parties obligated upon this Lease, which quarterly financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of such quarterly financial statements.

     18.21 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.


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     18.22 NO RECORDING. Tenant will not record this Lease or any memorandum of this Lease.

     18.23 NONDISCLOSURE OF LEASE TERMS. The Financial Terms and Conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the Financial Terms and Conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant will not, directly or indirectly, disclose the Financial Terms and Conditions of this Lease to any other tenant or prospective tenant of the Property or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

     18.24 CONSTRUCTION OF LEASE AND TERMS. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

     18.25 UNRELATED BUSINESS INCOME. The provisions of this Lease to the contrary notwithstanding, so long as Teachers Insurance and Annuity Association of America ("TEACHERS") shall be the holder of a mortgage placed upon the Premises or the Property, the following provisions shall apply:

          (i) Basic Rent and Additional Rent will not be based in whole or in part on the income or profits derived from the Premises;

          (ii) If Teachers, as the holder of a mortgage upon the Premises or the Property, succeeds to the Landlord's interest under this Lease and is advised by its counsel that all or any portion of the Basic Rent or Additional Rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue


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          Code of 1986 or regulations issued thereunder, Teachers may elect to amend unilaterally the calculation of Basic Rent or Additional Rent so that none of the Basic Rent or Additional Rent payable to Teachers under this Lease will constitute unrelated business income; provided however, such amendment will not increase Tenant's payment obligations or other liability under this Lease or reduce the Landlord's obligations under this Lease; and

          (iii) If the Provisions of subsection (ii) above apply, and if Teachers requests, the Tenant agrees to execute any document Teachers requests which is reasonably necessary to effect such amendment of this Lease.

          Tenant acknowledges the foregoing and agrees to incorporate the foregoing provisions in any sublease of all or any portion of the Premises so that such provisions apply in the same manner to any sublease of all or any portion of the Premises as they apply to this Lease of the Premises.

                            [SIGNATURE PAGE FOLLOWS]


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     Landlord and Tenant have each caused this Lease to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

                                        LANDLORD:

Date executed by Landlord:              OIRE NATIONAL MINNESOTA, L.L.C.,
February 20, 2004                       a Delaware limited liability company


                                        By: /s/ Wade Lau
                                            ------------------------------------
                                        Name: Wade Lau
                                        Title: Vice President


                                        TENANT:
                                        DECADE INDUSTRIES, INC., D/B/A SANUS
                                        SYSTEMS, a Minnesota corporation


                                        By: /s/ Jim Wohlford
                                            ------------------------------------
                                        Name: Jim Wohlford
                                        Title: President


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